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                                                                   EXHIBIT 10.21

                               LICENSE AGREEMENT

     This agreement is made and entered into as of the 12th day of January, 1995, between Visual Numerics, Inc. having its place of business at 9990 Richmond Avenue, Suite 400, Houston, Texas 77042 (hereinafter referred to as "VNI") and Research Systems, Inc., having its principal place of business at 2995 Wilderness Place, Suite 203, Boulder, Colorado 80301 (hereinafter referred to as "RSI").

     WHEREAS RSI is the owner of certain copyrights and trade secrets in the interface code for the IMSL/IDL product; and

     WHEREAS VNI wishes to obtain a license to the copyrights and trade secrets in the interface code for the IMSL/IDL product;

     NOW, THEREFORE, VNI and RSI agree as follows:

1.   Definitions

     1.1 "Effective date" means the date first set forth above, on which date the term of this agreement shall commence.

     1.2 "Interface Code" means the interface code (in source, object or executable form) for the IMSL/IDL product which is the subject of U.S. Copyright Registration No. TX 3-745-366 including all versions and modifications thereof in VNI's possession as of the date hereof.

     1.3 "Interface Trade Secrets" means all trade secrets of RSI contained in the Interface Code, disclosed to VNI during development of the Interface Code or in the possession of VNI as of the date hereof relating to the Interface Code.
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2.   License Grant and Consideration

     2.1 For good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, RSI grants to VNI a perpetual, fully paid-up, nonexclusive, irrevocable license to use the Interface Code and Interface Trade Secrets, and to reproduce, distribute, license and sublicense in object code form the Interface Code, and to prepare, distribute, license and sublicense derivative works in object code form based on the Interface Code; provided, however, VNI (a) shall hold the Interface Code and Interface Trade Secrets in confidence in the same manner in which it protects its valuable intellectual property, (b) shall have no right to disclose or distribute to any third party, any portion of the source code portion of the Interface Code or any of the Interface Trade Secrets except to consultants and contractors working with VNI on product development who have executed confidentiality agreements substantially the same as those executed by VNI employees, and (c) shall take all precautions which are reasonably necessary to prevent unauthorized use or disclosure of the source code portion of the Interface Code and the Interface Trade Secrets. In the event of a breach by VNI of the provisions of this Section 2, VNI agrees that RSI, in addition to and not in limitation of any other rights, remedies or damages available to RSI at law or in equity, shall be entitled to temporary, preliminary and permanent injunctions in order to restrain such breach by VNI or its employees, agents, shareholders, representatives,

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          independent contractors or other persons acting directly or indirectly with or for VNI.

     2.2 Notwithstanding the foregoing, VNI may escrow source code versions of the Interface Code under the same terms that it can escrow the source code to PV-Wave.

3.   Warranty

     3.1 RSI represents that it has full power and authority to grant the rights granted in this agreement to VNI without the consent of any other person. Further, RSI represents that to the best of its knowledge, VNI's exercise of the rights enumerated in Paragraph 2.1 above will not constitute an infringement of any U.S. copyright, patent, or trade secret of any third party.

4.   Applicable Law

     4.1 This agreement shall be construed in accordance with the internal laws of the State of Colorado.

5.0  Enforcement

     5.1 In the event that either party is required to enforce the terms of this agreement, such party shall be entitled to receive the reasonable costs and expenses, including attorneys' fees, incurred in connection with such enforcement.

6.0  Entire Agreement


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     6.1  This agreement sets forth the entire agreement between the parties relating to the subject matter herein and merges all prior discussions between them, and supersedes and replaces all prior agreements. Neither party shall be bound by any condition, covenant, term or warranty on this subject matter not expressly appearing herein or provided for by subsequent agreements evidenced in writing and signed by their duly authorized agents.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives.

                                        Research Systems, Inc.

                                        By: /s/ David m. Stern
Date:                                   Title:

                                        Visual Numerics, Inc.

                                        By: /s/ Richard G. Couch
Date:                                   Title:


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